Exhibit 99.1

105 Norton Street Newark, NY 14513 Ph: (315) 331-7742 Fax: (315) 331-3547 www.iec-electronics.com

IEC Names Jens Hauvn as Senior Vice President of Operations

NEWARK, New York, September 14, 2015 - IEC Electronics Corp. (NYSE MKT: IEC), an electronic manufacturing services company specializing in complex electronic design and assembly, announced today that it has named Jens Hauvn as Senior Vice President of Operations, effective September 8, 2015. Mr. Hauvn will be responsible for the Company’s manufacturing facilities throughout the United States and reports directly to President and CEO, Jeffrey T. Schlarbaum.

Mr. Schlarbaum stated, “After an extensive search, Jens emerged as the ideal candidate to lead our operations. His distinguished 25-year electronic manufacturing services background and proven industry track record makes him the ideal choice to lead the operational initiatives important to our turnaround efforts.” Mr. Schlarbaum added, “Jens’ broad array of experience in Quality, Engineering and Operations management nicely complements our vision to unify operations and restore industry-leading performance. I’m excited to have Jens as a part of our executive leadership team.”

Mr. Hauvn joined IEC in October of 2014 as Vice President of Quality and Operational Excellence. He has been instrumental in leading our lean initiatives to stabilize and improve our manufacturing processes, drive consistency across our facilities and advance our cost-reduction efforts. Prior to joining IEC, Mr. Hauvn served as Vice President, Corporate Quality at Ducommun Incorporated, providing quality leadership across nineteen facilities that specialized in engineering and manufacturing in the medical, aerospace and defense, and industrial markets. Jens holds a B.S. in Electrical Engineering from the University of Wisconsin Milwaukee.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services to advanced technology companies that require mission-critical performance in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability complex circuit boards, system level assemblies, a wide array of custom wire and cable harness assemblies, precision metal assemblies, and laboratories for advanced research and testing services. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, Nadcap and IPC QML.  IEC is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Safe Harbor
This release may contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements.  These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Factors that could cause actual future results to differ from those estimated include, among others, the Company’s ability to successfully remediate identified control deficiencies, litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, and the factors described in the Company’s Annual Report on Form 10-K/A under the heading “Risk Factors” under Item 1A, for the fiscal year ended September 30, 2014 and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise.  All forward looking statements are expressly qualified by these cautionary statements.

Contact:	Michael T. Williams	John Nesbett or Jennifer Belodeau
	CFO	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203)972-9200
	(315)332-4308	jnesbett@institutionalms.com
	mwilliams@iec-electronics.com	jbelodeau@institutionalms.com